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EXHIBIT 23.1(B)


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement on Form S-3 of the inclusion by reference of our report dated April 10, 1998 on our audit of the financial statements of MetroGolf Incorporated and subsidiaries as at December 31, 1997 and for the year then ended. We also consent to the inclusion by reference to our firm under the caption "Experts".


/s/ Richard A. Eisner & Company, LLP

New York, New York
July 21, 1998